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                   Buchanan Ingersoll Professional Corporation
                                301 Grant Street
                          One Oxford Centre, 20th Floor
                              Pittsburgh, PA 15219
                                 (412) 562-8800

                                                                       Exhibit 5

                                  June 14, 2002

Kennametal Inc.
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650

Ladies and Gentlemen:

     We have acted as counsel to Kennametal Inc., a Pennsylvania corporation ("Kennametal" or the "Company"), in connection with its registration statement on Form S-3, as amended (File No. 333-40809) (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission (the "Commission"), relating to the proposed public offering and sale by the Company of its securities from time to time as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement, and as set forth in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the issuance and sale of Senior Notes of the Company consisting of $300,000,000 aggregate principal amount of 7.20% Senior Notes due 2012 (the "Notes"), as described in the prospectus supplement dated June 14, 2002 (the "Prospectus Supplement") and to be filed with the Commission under Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc. and the several underwriters named in Schedule I thereto (the "Underwriters").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity






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June 14, 2002
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to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the opinion that the issuance and sale of the Notes to the Underwriters has been duly authorized by all necessary corporate actions of the Company and, following (i) issuance of the Notes pursuant to the terms of the Underwriting Agreement, and (ii) the receipt by the Company of the consideration for the Notes, the Notes will be duly executed, authenticated, legally issued, delivered and will be binding obligations of the Company.

     This opinion letter has been prepared for your use in connection with the sale of the Notes and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

     In rendering the above opinions, we have assumed in all cases that the Registration Statement has been declared effective by order of the Commission and remains in effect. We hereby consent to the filing of this opinion as
Exhibit 5 to the Current Report on Form 8-K filed by the Company and to the reference to this firm under the caption "Legal Matters" in the Prospectus and Prospectus Supplement, each of which constitutes a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION



                                           By: /s/ Ronald Basso
                                               --------------------------------
                                               Ronald Basso